Exhibit 10.1

MAXLINEAR, INC.

EXECUTIVE INCENTIVE BONUS PLAN

(As amended April 3, 2012)

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date.

The Plan was adopted effective as of March 23, 2010.

1.2 Purpose of the Plan.

The Plan is intended to increase shareholder value and the success of the Company by motivating selected employees (a) to perform to the best of their abilities and (b) to achieve the Company’s objectives.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award”

means as to any Performance Period, the actual award (if any) payable to a Participant under the Plan for the Performance Period, subject to the Administrator’s authority under Section 3.4 to modify the award.

2.2 “Administrator” means the Compensation Committee of the Board or officers of the Company as delegated by the Compensation Committee of the Board. The Compensation Committee of the Board may appoint different officers to administer the Plan with respect to different groups of Employees and/or Participants.

2.3 “Affiliate”

means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4 “Base Salary”

means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company sponsored plans and Affiliate sponsored plans.

2.5 “Board”

means the Board of Directors of the Company.

2.6 “Bonus Pool”

means the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Administrator establishes the Bonus Pool for each Performance Period.

2.7 “Company”

means MaxLinear, Inc., a Delaware corporation, or any successor thereto.

2.8 “Disability” means

a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Administrator from time to time.

2.9 “Employee”

means any employee of the Company or of an Affiliate, whether such individual is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10 “Fiscal Year”

means the fiscal year of the Company.

2.11 “Participant”

means as to any Performance Period, an Employee who has been selected by the Administrator for participation in the Plan for that Performance Period.

2.12 “Performance Period”

means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Administrator in its sole discretion. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Administrator desires to measure some performance criteria over 12 months and other criteria over 3 months. Multiple, overlapping Performance Periods (of different durations) may be in effect at any one time.

2.13 “Plan”

means the Executive Incentive Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

2.14 “Target Award”

means the target award, at 100% performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Administrator in accordance with Section 3.2.

2.15 “Termination of Service”

means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants.

The Administrator, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Administrator, and shall be determined on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods. Notwithstanding any contrary provision of the Plan, unless explicitly determined otherwise by the Administrator, any Employee who is a participant in any other Company-sponsored bonus plan or program will not be eligible to participate in the Plan.

3.2 Determination of Target Awards.

The Administrator, in its sole discretion, shall establish a Target Award for each Participant.

3.3 Bonus Pool.

Each Performance Period, the Administrator, in its sole discretion, may establish a Bonus Pool. Actual Awards for the relevant Performance Period shall be paid from any such Bonus Pool.

3.4 Discretion to Modify Awards.

Notwithstanding any contrary provision of the Plan, the Administrator may, in its sole discretion and at any time, (a) increase, reduce or eliminate a Participant’s Actual Award, and/or (b) increase, reduce or eliminate the amount allocated to the Bonus Pool. The Administrator may determine the amount of any reduction on the basis of such factors as it deems relevant, and shall not be required to establish any allocation or weighting with respect to the factors it considers.

3.5 Discretion to Determine Criteria.

Notwithstanding any contrary provision of the Plan, the Administrator shall, in its sole discretion, determine the performance requirements applicable to any Target Award. The requirements may be on the basis of any factors the Administrator determines relevant, and may be on an individual, divisional, business unit or Company-wide basis. Failure to meet the requirements will result in a failure to earn the Target Award, except as provided in Section 3.4.

3.6 Discretion to Grant Awards Outside the Plan.

Notwithstanding any contrary provision of the Plan, the Board or a duly constituted committee of the Board (or their delegates) may, in its sole discretion and at any time, grant awards to Employees and Participants outside the Plan.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment.

Each Actual Award shall be paid solely from the general assets of the Company. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

4.2 Timing of Payment.

Payment of each Actual Award shall be made as soon as administratively practicable as determined by the Administrator after the end of the Performance Period during which the Actual Award was earned and after the Actual Award is approved by the Administrator, but in no event later than (a) the 15th day of the third month following the end of the Company’s taxable year in which the date the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture, or (b) March 15th of the calendar year following the calendar year in which the date the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture. Notwithstanding anything herein to the contrary, in order to be eligible to earn any payments under the Plan for a given Performance Period, a Participant must be employed by the Company or any Affiliate on the date payments under the Plan are actually made and no payments under the Plan shall be deemed to be earned prior to such date.

4.3 Form of Payment.

Each Actual Award, as determined by the Administrator in its sole and absolute discretion, may be settled in cash or in Class A Common Stock issued under the Company’s 2010 Equity Incentive Plan, as amended, or any successor equity plan of the Company.

4.4 Repayment and Forfeiture of Actual Awards. Notwithstanding anything in this Plan or any participation agreement to the contrary, if the Administrator determines that the Employee engaged in an act of embezzlement, fraud or breach of a fiduciary duty during the Employee’s employment that contributed to an obligation to restate the Company’s financial statements (“Contributing Misconduct”), the Employee shall be required to repay to the Company, in cash and upon demand, the Excess Proceeds (as defined below) if the Actual Award was paid at any time during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Excess Proceeds” means, with respect to any Actual Award, an amount determined appropriate by the Administrator to reflect the effect of the restatement on the applicable performance criteria used under the Plan in the applicable Performance Period. The return of the Excess Proceeds is in addition to and separate from any other relief available to the Company due to the Employee’s Contributing Misconduct. Any determination by the Administrator with respect to the foregoing shall be final, conclusive and binding on all interested parties.

SECTION 5

ADMINISTRATION

5.1 Administrator Authority.

It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.2 Decisions Binding.

All determinations and decisions made by the Administrator, the Board, and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.3 Delegation of Administration.

The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company. If the Administrator delegates any authority for the administration of the Plan, the term “Administrator” shall include the individuals delegated such authority.

5.4 Indemnification of Administrator. The Company shall indemnify and hold harmless members of the Administrator, or any officer or employee of the Company delegated authority with respect to the administration of the Plan, for any expense, liability, or loss, including attorneys’ fees, judgments, fines, penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes, and all other costs and obligations, paid or incurred in connection with any action, determination or interpretation made in good faith with respect to the Plan or any payments under the Plan. The Company shall bear all expenses and liabilities that members of the Administrator, or any officer of the Company delegated authority with respect to the administration of the Plan, incur in connection with the administration of the Plan.

SECTION 6

GENERAL PROVISIONS

6.1 Tax Withholding.

The Company shall withhold from any distributions under the Plan any amount required to satisfy the Company’s income, employment and other tax withholding obligations under applicable law. Each Participant, as a condition to participating in the Plan, agrees to make appropriate arrangements with the Company (or the Affiliate employing or retaining the Participant) for the satisfaction of all Federal, state, local and foreign income, employment and other tax withholding requirements applicable to any Actual Award payable hereunder.

6.2 No Effect on Employment or Service.

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.

6.3 Participation.

No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4 Successors.

All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.5 Nontransferability of Awards.

No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.5. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.6 Section 409A of the Code. It is intended that the Plan shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), pursuant to the requirement that all payments hereunder shall be paid within the applicable short-term deferral period as set forth in Section 1.409A-1(b)(4) of the final regulations issued under Section 409A. The Administrator shall administer and interpret the Plan in a manner consistent with this short-term deferral exception and any other regulations or other Internal Revenue Service guidance issued with respect to Section 409A.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination.

The Company, by action of the Board or a duly constituted committee of members of the Board to whom the Board has delegated the authority to amend or terminate the Plan, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan.

The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Company’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

LEGAL CONSTRUCTION

8.1 Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2 Severability.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3 Requirements of Law.

The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law.

The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5 Bonus Plan. This Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation section 2510.3-2(c) and shall be construed and administered by the Company in accordance with such intention.

8.6 Captions.

Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.